                                                                       99(b)(4)
November 30, 1994

The Dial Corporation
1850 North Central Avenue
Phoenix, Arizona  85077

Gentlemen:

We are pleased to make available to you an uncommitted credit facility for general corporate purposes on the terms set forth in this letter.

1. We agree to consider from time to time your requests that we make advances to you on a discount basis ("Advances"), in an aggregate amount not to exceed at any one time outstanding the amount set forth on Schedule 1 hereto as the "Facility Amount," on the terms and conditions set forth below. This letter is not a commitment to lend, but rather sets forth the procedures to be used in connection with your requests for our making of Advances to you from time to time on or prior to the termination hereof pursuant to paragraph 9 and, in the event that we make Advances to you hereunder, your obligations to us with respect thereto. The Advances shall be evidenced by the "grid" promissory note executed by you in substantially the form of Exhibit A hereto (the "Note").

2. The net amount of each Advance shall be in an amount at least equal to the amount set forth on Schedule 1 hereto as the "Minimum Advance Amount" and shall be made upon (i) your request to us by telephone, telecopy or letter, given by any of the persons listed on Exhibit B hereto or otherwise designated by you in writing ("Designated Persons"), that you wish to borrow money on a specified date, in a specified amount and for a specified term (which shall, in no event, be longer than the number of days set forth on Schedule 1 hereto as the "Maximum Term'); and (ii) our mutual agreement as to such date, amount and term and as to the discount applicable to any such Advance. On the date of any such Advance, we will make such Advance available to you in same day funds by directing our Administrative Agent (which is NationsBank of North Carolina, N.A. or its successor, to transfer or wire the net proceeds of such Advance to the account designated on Schedule 1 hereto. Promptly after the date of each Advance, our Administrative Agent will send you a written confirmation of such Advance and the amount and term thereof and the discount applicable thereto.

3. You shall deliver to us each of the following, certified by your Secretary or an Assistant Secretary:

(i)  your charter and by-laws, and
(ii) resolutions of your Board of Directors authorizing the execution and delivery of this letter and any and all documents delivered pursuant hereto, together with a certificate of incumbency (with specimen signatures).

The delivery of each of the foregoing, together with this executed letter and any and all documents delivered pursuant hereto, shall constitute a representation and warranty by you that (a) the execution, delivery and performance of this letter has been duly authorized by all necessary corporate action and does not contravene any law, or any contractual or legal restriction, applicable to you, and (b) no authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for such execution, delivery and performance.

4. Each request by you for an Advance shall constitute a representation and warranty by you, as of the making of such Advance and giving effect to the application of the proceeds therefrom, that (i) no payment default has occurred and is continuing under any agreement or instrument relating to any of your indebtedness, the aggregate outstanding principal amount of which is in excess of $15,000,000, (ii) such Advance when made will constitute your legal, valid and binding obligation, (iii) such Advance is being incurred, and will be repaid at maturity, in the ordinary course of your business out of the cash flow generated in the normal day-to-day conduct and operations of your business, and
(iv) no event has occurred and no circumstance exists as a result of which the information which you have provided to us in connection herewith would include an untrue statement of a material fact or omit to state any material fact or any fact necessary to make the statements contained herein, in the light of the circumstances under which they were made, not mis-leading.

5. You shall repay each Advance in accordance with the terms hereof and of the Note. You shall have no right to prepay any unpaid principal amount of any Advance.

6. You shall make each payment hereunder and under the Notes on or before 12:00 noon (New York City time) on the day when due in lawful money of the United States of America to us in same day funds at Bankers Trust Company, ABA #021001033; Corporate Trust Agency Group Account #01419647; Reference: Ranger Funding.

7. Whenever any payment to be made hereunder shall be otherwise due on a Saturday, a Sunday or other day of the year on which banks are required or authorized to close in New York (any other day being a "Business Day"), such payment shall be made on the next succeeding Business Day.

8. We shall incur no liability to you in acting upon any telephone, telecopy, telex or letter request or communication which we believe in good faith to have been given by a Designated Person or in otherwise acting in good faith under this letter. Further, all documents required to be executed in conjunction with Advances under this letter may be signed by any Designated Person.

9. This letter shall remain in effect until terminated by either you or us by giving prior written notice of termination hereof to the other party hereto, but no such termination shall affect your obligations with respect to the Advances hereunder outstanding at the time of such termination.

10. All written communications hereunder shall be mailed, telecopied or delivered to the address specified on Schedule 1 hereto for you and for us, or as to each party, to such other address as may be designated by such party in a written notice to the other party. Written communication shall be effective upon receipt unless such communication is mailed in which case it shall be effective three Business Days after deposit in first class mail.

11. We may assign to one or more banks or other entities all or any part of, or may grant participations to one or more banks or other entities in or to all or any part of, any Advance or Advances hereunder and under the Note. You may not assign your rights or obligations hereunder or any interest herein without our prior written consent and the written confirmation from each of Standard & Poor's Corporation and Moody's Investor Service, Inc. that as a result of such assignment the then current rating of the commercial paper issued by Ranger Funding Corporation will not be downgraded or withdrawn and any such assignment without our consent shall be null and void.

12. You agree to pay on demand all costs, expenses and losses, if any, incurred by us in connection with the enforcement of this letter or the Note.

13. You agree to furnish us with such financial statements or other information as we may reasonably request.

14. If any of the following events shall occur and be continuing:

         (a) you shall fail to pay any amount due hereunder or under the Note when the same becomes due and payable; or

         (b) any representation or warranty made by you (or any of your officers) in connection with any Advance or otherwise in connection with the Note shall prove to have been incorrect in any material respect when made; or

         (c) you shall, without our prior written consent, merge or consolidate, or convey, transfer, lease or dispose of (whether in one transaction or in a series of transactions) all or substantially all of your assets to, any person or entity; or

         (d) you shall fail to perform or observe any other material term, covenant or agreement in connection with any Advance or otherwise in connection with the Note on your part to be performed or observed and each failure shall continue for a period of 30 days after you shall obtain knowledge of such breach; or

         (e) you shall fail to pay any principal of or premium or interest on any indebtedness, the aggregate outstanding amount of which is in excess of $15,000,000, (excluding indebtedness evidenced by the Note), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such indebtedness; or any other event shall occur or condition shall exist, under any agreement or instrument relating to such indebtedness and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such indebtedness; or any such indebtedness shall be declared to be due and payable, or required to be prepaid (other than by a regularly scheduled required prepayment), prior to the stated maturity thereof; or

         (f) you shall generally not pay your debts as such debts become due, or shall admit in writing your inability to pay your debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against you, and such proceeding shall remain undismissed or unstayed for a period of 60 days (provided that no new Advances shall be made during such period), seeking to adjudicate you as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of you or your debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for you or any substantial part of your property, or you shall take any corporate action to authorize any of the actions set forth above in this subsection (f);

then, and in any such event, we may declare the Note, and all amounts payable thereunder to be forthwith due and payable, whereupon the Note, and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind all of which you hereby expressly waive; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to you under the Federal Bankruptcy Code, the Note, and all such other amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by you.

15. THIS LETTER SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

16. You agree that you will not institute against or join any other person in instituting against us any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding, or other proceeding under any federal or state bankruptcy or similar law, for one year and a day after the latest maturing Commercial Paper issued by us is paid in full.

17. At our option, we shall, upon notice that either Standard & Poor's Corporation or Moody's Investor Service, Inc. has (i) lowered or downgraded its short term commercial paper or corporate bond or other short term rating of you,
(ii) placed your securities on a watch list of securities singled out for surveillance, with either negative or developing implications, or (iii) withdrawn its approval of you for inclusion in a Ratings Category, amend
Schedule 1 hereof to provide for an amended "Facility Amount" and amended "Maximum Term."

18. As long as you shall have any Advances outstanding, you agree that you will maintain an available bank credit facility in an unutilized aggregate amount equal to the amount of all outstanding Advances.

19. The obligations of Ranger Funding Corporation under this Agreement are solely the corporate obligations of Ranger Funding Corporation. No recourse shall be had for the payment of any amount owing hereunder or any other obligation or claim of or against Ranger Funding Corporation arising out of or based upon this Agreement against any stockholder, employee, officer, director or incorporator of the Ranger Funding Corporation, or against the Administrative Agent or any stockholder, employee, officer, director, incorporator or Affiliate thereof.

If the terms of this letter are satisfactory to you, please indicate your agreement and acceptance thereof by signing a counterpart of this letter and returning it to us.

                                     Very truly yours,

                                     RANGER FUNDING CORPORATION


                                     By: /s/ Kevin P. Burns
                                         ---------------------------
                                            Name:  Kevin P. Burns
                                            Title:    Vice President




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
Agreed and Accepted:

THE DIAL CORPORATION


By:  /s/ R. G. Nelson
     -----------------------------------------------
         Name:  R. G. Nelson
         Title: Vice President-Finance and Treasurer

By:   /s/ Nick Bhandari
     -----------------------------------------------
         Name:  Nick Bhandari
         Title:   Assistant Treasurer

                        Schedule 1 to The Loan Agreement

                          dated as of November 30, 1994

           Between Ranger Funding Corporation and The Dial Corporation

(i)      For the purpose of Sections 1 and 2 of this Loan Agreement:

                  The "Facility Amount" is $25,000,000

                  The "Minimum Advance Amount" is $5,000,000.00

                  The "Maximum Term" is 100 days

(ii) For the purpose of Section 10 of this Loan Agreement:

                  The address for written communications to Borrower is:

                                    The Dial Corp
                  ----------------------------------------------------------
                                    Dial Tower
                  ----------------------------------------------------------
                                    Phoenix, AZ  85077-2340
                  ----------------------------------------------------------
                  Attention:        Pamela Capozzi
                  ----------------------------------------------------------
                  Telephone:        (602) 207-5666
                  ----------------------------------------------------------
                  Fax:              (602) 207-2633
                  ----------------------------------------------------------

                  The address for written communications to us is:

                  Ranger Funding Corporation
                  c/o NationsBank of North Carolina, N.A.

                  Attention:  Leigh McNinch
                  100 North Tryon Street, NC1-007-10-06
                  Charlotte, NC  28255

                  Telephone:  (704) 388-2100
                  Fax:     (704) 388-9211

(iii) For purposes of this Loan Agreement, instructions for wire transfer of funds to the Borrower are and shall be limited to:

         Name of Bank:     Citibank N.A., New York
                           -------------------------------------
         Bank ABA Number:  021-000-089
                           -------------------------------------
         Account Number:   000-32803
                           -------------------------------------
         Reference:
                           -------------------------------------

                                    EXHIBIT A
                                       to
                               The Loan Agreement


                         SHORT-TERM PROMISSORY GRID NOTE


$25,000,000.00                                          Dated: November 30, 1994

FOR VALUE RECEIVED, the undersigned (the "Borrower"), HEREBY PROMISES TO PAY to the order of Ranger Funding Corporation (the "Lender") with respect to each Advance, as defined in the Loan Agreement dated November 30, 1994, between the Borrower and the Lender (the "Loan Agreement"), the face amount of such Advance, on the date mutually agreed to by the Lender and the Borrower at the time of such Advance as the maturity date thereof. Any overdue principal amount, fees or other amounts payable hereunder or under the Loan Agreement shall bear interest, payable on demand, at a fluctuating interest rate per annum equal at all times to NationsBank of North Carolina, N.A.'s base rate plus 2%.

The Borrower shall have no right to prepay any unpaid principal amount of any Advance.

The Borrower shall make each payment hereunder pursuant to paragraphs 6 and 7 of the Loan Agreement.

The Borrower hereby authorizes the Lender to endorse on the grid attached hereto the date and amount of each Advance made by the Lender to the Borrower hereunder, the maturity date thereof, all payments made on account of principal thereof, provided that the failure to do so shall not affect the obligations of the Borrower to the Lender.

The Borrower also agrees to pay on demand all costs and expenses (including fees and expenses of counsel) incurred by the Lender in enforcing this Promissory Note.

THIS PROMISSORY NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. The Promissory Note is the "grid" promissory note referred to in, and is entitled to the benefits of the Loan Agreement.


                              The Dial Corporation:


                              By: /s/ R. G. Nelson
                                  --------------------------------------------
                                    Name:  R. G. Nelson
                                    Title:  Vice President-Finance & Treasurer


                              By: /s/ E. A. Newman
                                  --------------------------------------------
                                     Name:  E. A. Newman
                                     Title:  Director-Treasury Services

                                    EXHIBIT B
                                       to
                               The Loan Agreement


                         SHORT-TERM PROMISSORY GRID NOTE

For the purpose of Sections 2 and 8 of this Loan Agreement, the "Designated Persons" are:

Name:                                       R. G. Nelson
                                       ----------------------------------------
Title:                                      Vice President-Finance & Treasurer
                                       ----------------------------------------
Specimen Signature:                         /s/ R. G. Nelson
                                       ----------------------------------------

Name:                                       N. K. Bhandari
                                       ----------------------------------------
Title:                                      Assistant Treasurer
                                       ----------------------------------------
Specimen Signature:                         /s/ N. K. Bhandari
                                       ----------------------------------------

Name:                                       E. A. Newman
                                       ----------------------------------------
Title:                                      Director-Treasury Services
                                       ----------------------------------------
Specimen Signature:                         /s/ E. A. Newman
                                       ----------------------------------------

Name:                                       Judy B. Passalaqua
                                       ----------------------------------------
Title:                                      Director-Financial Services
                                       ----------------------------------------
Specimen Signature:                         /s/ J. B. Passalaqua
                                       ----------------------------------------

Name:                                       Pamela E. Capozzi
                                       ----------------------------------------
Title:                                      Treasury Representative
                                       ----------------------------------------
Specimen Signature:                         /s/ Pamela Capozzi
                                       ----------------------------------------

Name:
                                       ----------------------------------------
Title:
                                       ----------------------------------------
Specimen Signature:
                                       ----------------------------------------

                                      GRID


============================================================================================================
Date of           Amount of         Maturity of      Interest         Amount of       Unpaid        Notation
Advance           Advance           Advance          Rate on          Principal       Principal     Made by
                                                     Advance          Paid            Balance
============================================================================================================
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